Exhibit 99.1

CITI TRENDS, INC. ANNOUNCES RESIGNATION OF GREGORY P. FLYNN AS CHAIRMAN OF THE BOARD AND APPOINTMENT OF R. EDWARD ANDERSON AS CHAIRMAN OF THE BOARD

SAVANNAH, GA (May 1, 2006) — Citi Trends, Inc. (NASDAQ: CTRN) today announced that Gregory P. Flynn notified the Board of Directors of Citi Trends, Inc., a Delaware corporation (the “Company”), that he was resigning from his position as a Director and Chairman of the Board of Directors of the Company, effective immediately. In connection with his resignation, Mr. Flynn, a principal of Hampshire Equity Partners, a private equity partnership based in New York (“Hampshire”) which purchased a controlling stake in the Company in 1999, stated: “We have had a strong seven-year relationship with the Company and have obviously been very satisfied with the Company’s success to date. Nevertheless, in keeping with Hampshire’s business model, we are turning our attention towards other investments. We sold a portion of our investment in the Company through the Company’s initial public offering of shares of its common stock in May 2005 and secondary offering of shares of its common stock in January 2006 and are considering potential liquidity options with respect to some or all of our remaining investment.”

On May 1, 2006, the Board of Directors appointed R. Edward Anderson to the position of Chairman of the Board of Directors, effective immediately. Mr. Anderson joined the Company in 2001 as Chief Executive Officer and is credited with growing the Company from 123 stores in 2001 to its current store base of 250 stores. According to Mr. Flynn “Citi Trends has been and will continue to be in very good hands with Ed Anderson at the helm. Ed, with 30 years experience in the retail industry, has done an exceptional job of guiding this company strategically and operationally for the past 5 years. During his tenure, the Company has doubled its store base, tripled its sales volume, significantly strengthened its operational capabilities, went public in 2005 and is very well positioned to take full advantage of its future growth potential.”

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 250 stores located in 15 states in the South, Southeast, Midwest and Mid-Atlantic regions, and our website address is www.cititrends.com. CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe,” "may,” "could,” "estimate,” "continue,” "anticipate,” "intend,” "expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Tom Stoltz	Ed Anderson
	Citi Trends, Inc.	Citi Trends, Inc.
	Chief Financial Officer	Chief Executive Officer
	(912) 443-2075	(912) 443-3705

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